UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 28, 2006

ARCTIC CAT INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction

of Incorporation)

0-18607	41-1443470
(Commission	(I.R.S. Employer
File Number)	Identification No.)

601 Brooks Avenue South
Thief River Falls, Minnesota	56701
(Address of Principal Executive Offices)	(Zip Code)

(218)-681-8558

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 28, 2006, Arctic Cat Inc.’s Board of Directors appointed Mr. David Roberts as a director of the registrant.  Mr. Roberts will stand for re-election to the Board of Directors at the Company’s fiscal 2007 annual shareholder meeting.  Mr. Roberts has been determined by the registrant’s Board of Directors to qualify as an “independent director” under applicable rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market.

Mr. Roberts serves as Chairman, President and Chief Executive Officer of Graco Inc., a world leader in fluid management systems and components. Before joining Graco, Roberts was Group Vice President for the Marmon Group in Chicago. Roberts also serves on the boards of Graco Inc., Franklin Electric Co., Inc. and the Dean’s Advisory Board of the Kelley School of Business, Indianna University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCTIC CAT INC.

By	/s/ Timothy C. Delmore
Timothy C. Delmore,
Chief Financial Officer

Dated: August 28, 2006